UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On December 12, 2008, the Compensation and Benefits Committee of the Company’s Board of Directors approved the termination of the R.H. Donnelley Corporation Deferred Compensation Plan (the “Plan”), effective December 31, 2008.
     The Plan is an unfunded, non-qualified plan available to selected management and highly compensated employees on a voluntary basis. Each participant in the Plan could defer receipt of a specified portion of his or her salary or annual incentive and have the deferred amount credited to a notional account under the Plan. Amounts deferred were deemed invested in one or more notional investments specified by the participant. Each participant is 100% vested in his or her account (including all amounts deferred and any gains, losses or earnings credited to such amounts).
     All deferred account balances held under the Plan will be paid in cash to Plan participants in January 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Mark W. Hianik

	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: December 18, 2008